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              FOURTH AMENDMENT DATED AS OF JULY 15, 1998
                                TO THE
    AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT
                     DATED AS OF DECEMBER 5, 1990
                            AS AMENDED BY
         THE FIRST AMENDMENT DATED AS OF SEPTEMBER 30, 1992,
          THE SECOND AMENDMENT DATED AS OF JUNE 30, 1994 AND
            THE THIRD AMENDMENT DATED AS OF JUNE 30, 1997

                             - - - - - - - - - -

   THIS FOURTH AMENDMENT dated as of  July 15, 1998, TO THE AMENDED AND
RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT DATED AS OF DECEMBER 5, 1990, as amended (the "Agreement"), is entered into among FLORIDA ROCK INDUSTRIES, INC., a Florida corporation (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national bank, with its principal office at 555 California Street, San Francisco, California 94104 (in its individual capacity, "BA"), as agent (in such capacity, the "Agent"), BARNETT BANK, N.A. ("Barnett"), SUNTRUST BANK, CENTRAL FLORIDA, N.A. ("SunTrust"), CRESTAR BANK, N.A. ("Crestar"), FIRST UNION NATIONAL BANK, (successor by merger to First Union National Bank of Florida) ("FUNB"), and THE FIRST NATIONAL BANK OF MARYLAND ("FNBM"). BA, Barnett, SunTrust, Crestar, FUNB and FNBM are hereinafter collectively referred to as the "Banks" and individually as a "Bank".

                             Recitals:

   The Company has requested that the Banks modify the Agreement as set forth herein. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement.

   Therefore, in consideration of any loan or advance or grant of credit heretofore or hereafter made to the Company by the Banks, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement is hereby amended as follows:

   1.   Section 2.6 is hereby amended to read as follows:

        "2.6      Notes Evidencing Term Loans.  The Term Loans shall be
   evidenced by the Term Notes, each of which shall be dated the Conversion Date, made payable to the order of the Bank making the Term Loan and shall be payable in consecutive quarterly installments of principal each equal to five percent (5%) of the original principal amount of such Term Loan on the last day of September, December, March and June, commencing September 30, 2000, and a final payment on the unpaid principal amount of such Term Loan payable on June 30, 2003".

   2.  This Amendment shall become effective as of July 15, 1998.

   3. As modified herein, all provisions of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.








                                 FLORIDA ROCK INDUSTRIES, INC.


                                 By: JAMES J. GILSTRAP
                                 Title: Vice President


                                 Address:
                                 Post Office Box 4667
                                 Jacksonville, Florida  32201
                                 Facsimile No.:  904/355-0817
                                 Telephone No.:  904/355-1781



                                 BANK OF AMERICA NATIONAL
                                 TRUST AND SAVINGS ASSOCIATION


                                 By: STEVE A. ARONOWITZ
                                          Title: Managing Director

                                 Address:
                                 335 Madison Avenue
                                 New York, New York 10017
                                 Attn.:Steve A. Aronowitz
                                      Managing Director
                                 Facsimile No.:  212/503-7066
                                 Telephone No.:  212/503-7935


                                 BARNETT BANK, N.A.


                                 By: SUSAN DELGADO
                                          Title: Vice President

                                 Address:
                                 24th Floor, Barnett Tower
                                 50 North Laura Street
                                 Jacksonville, Florida  32202
                                 Attn:     Susan S. Delgado
                                      Vice President-Corp. Banking
                                 Facsimile No.:  904/791-5645
                                 Telephone No.:  904/791-7570


                                 SUNTRUST BANK, CENTRAL
                                 FLORIDA, N.A.


                                   By: SCOTT G. BALKE
                                    Title: Vice President


                                 Address:
                                 200 South Orange Avenue Tower
                                 6th Floor
                                 Orlando, Florida  32801
                                 Attn:     Scott G. Balke
                                      Sr. Vice President
                                 Facsimile No.:  407/237-4076
                                 Telephone No.:  407/237-5879




                                 CRESTAR BANK, N.A.


                                   By: DIANE E. BAUMAN
                                 Title: Vice President

                                 Address:
                                 1445 New York Avenue  N. W.
                                 5th Floor
                                 Washington, D. C.  20005
                                 Attn:     Diane Bauman
                                      Vice President
                                 Facsimile No.:  202/879-6137
                                 Telephone No.:  202/879-6107


                                 FIRST UNION NATIONAL BANK


                                   By: CHARLES N. KAUFFMAN
                                 Title: Vice President

                                 Address:
                                 225 Water Street
                                 Jacksonville, Florida  32202
                                 Attn:     Charles N. Kauffman
                                      Vice President - Commercial
                                      Banking
                                 Facsimile No.:  904/361-2417
                                 Telephone No.:  904/361-3662



                                 THE FIRST NATIONAL BANK OF
                                      MARYLAND


                                 By: ROBERT M. BEAVER
                                 Title: Vice President


                                 Address:
                                 25 South Charles Street, 18th Floor
                                 National Division
                                 Post Office Box 1596
                                 Baltimore, Maryland  21203
                                 Attn:     Robert M. Beaver
                                      Vice President
                                 Facsimile No.:  410/545-2047
                                 Telephone No.:  410/244-4206


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